CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports dated December 3, 1997 (and all references to our firm) included in or made a part of Pioneer Growth Trust's Post-Effective Amendment No. 10 and Amendment No. 11 to Registration Statement File Nos. 33-34801 and 811-06106, respectively.

                                                       /s/ ARTHUR ANDERSEN LLP
                                                           ARTHUR ANDERSEN LLP

Boston, Massachusetts
April 29, 1998